For More Information, Contact:
Laurie Spiegelberg
(208) 386-5532

Washington Group International Announces Expected Charge
and Provides 2007 Earnings Guidance

BOISE, Idaho (July 16, 2007) -- Washington Group International (NYSE: WNG) announced today that it expects to record a pre-tax charge of approximately $25 million (approximately $15 million after tax, or $0.48 per diluted share) in its second quarter ended June 29, 2007, related to a joint venture fixed-price highway-construction project in Southern California.

The highway is projected to be available for use this fall, which is approximately one year later than originally scheduled. The estimated cost to complete this project has not increased. The charge expected to be recognized in the second quarter relates to the client’s decision to assert and withhold liquidated damages from payments due to the joint venture.

Although the joint venture has been operating pursuant to an understanding that the client would not withhold payment for liquidated damages, in June 2007 the client began to withhold payment from amounts otherwise due the joint venture. Based on the current schedule, Washington Group currently believes the client will assert liquidated damages totaling approximately $50 million (Washington Group’s 50-percent share of which is $25 million). Claims for schedule extension have been submitted to the client that the joint venture believes will eliminate or significantly reduce liabilities for liquidated damages.

    The joint venture intends to seek recovery of any amounts withheld together with compensation for other claims submitted to date. Washington Group’s share of the claims, including those related to the liquidated damages withheld, is expected to be approximately $100 million. In keeping with Washington Group’s accounting policies, Washington Group expects to recognize a charge related to the liquidated damages in the second quarter, and the joint venture will pursue reimbursement from the client in the future. It is impossible to predict the timing and amount of claim recoveries, but the company expects the amounts ultimately recovered will be significant.

Earnings Guidance for 2007

Despite the charge described above, Washington Group maintains earnings guidance for the year of $80 million to $90 million, or $2.60 to $2.92 per diluted share, before expenses associated with the pending merger with URS.

Higher operating earnings principally from Washington Group’s Power Business Unit, attributable to increased activity and performance on contracts in progress, are expected to offset a significant portion of the charge associated with the highway project. Other than the charge, all business units, including Infrastructure, are performing well.

“The continued excellent performance of our employees in very strong markets allows us to maintain our guidance despite the charge,” said Stephen G. Hanks, president and chief executive officer of Washington Group.

Credit Agreement Waiver

Increases in commodity prices over the last three years have led to major opportunities for Washington Group’s contract-mining business. These opportunities include three significant contracts to perform mining services for major international natural-resource companies. Over the past year, this expansion of business has required capital expenditures of $125 million for mining equipment to perform this work. As a consequence of these capital expenditures, and the potential accounting charge described above, the company has obtained waivers from its lenders relating to potential events of non-compliance with certain loan covenants in its senior secured credit facility. Washington Group has no borrowings outstanding under this credit facility.

Proposed URS Merger Transaction

Washington Group’s proposed cash and stock merger transaction with URS Corporation continues to proceed. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. Completion of the acquisition, which is expected during the second half of calendar year 2007, remains subject to the approval of the merger agreement by Washington Group stockholders, the approval of URS’ issuance of shares in the transaction by URS stockholders, and satisfaction or waiver of other customary closing conditions.

About the Company

Washington Group International (NYSE: WNG) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. Headquartered in Boise, Idaho, with more than $3 billion in annual revenue, the company has approximately 25,000 people at work around the world providing solutions in power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation, and water resources. For more information, visit www.wgint.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see “Note Regarding Forward-Looking Information” and “Item 1A. Risk Factors” in Washington Group’s annual report on Form 10-K for fiscal year 2006.

Additional Information and Where to Find It
URS Corporation intends to file a registration statement on Form S-4, and URS and Washington Group International, Inc. intend to file a related joint proxy statement/prospectus in connection with the merger transaction involving URS and Washington Group.  Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy/prospectus when they become available because they will contain important information about the merger transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s Web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970.  Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636.  In addition, you may also find information about the merger transaction at www.urs-wng.com. URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the merger transaction.  Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus of URS and Washington Group described above.  Additional information regarding the directors and executive officers of URS is also included in URS’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended.  These documents are available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

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Contact:
Laurie Spiegelberg, Vice President-Corporate Communications: 208-386-5532